Exhibit 16


Clifton D. Bodiford, C.P.A.
3700 Forest Drive
Columbia, South Carolina 29204
Phone 803.787.4909




April 6, 2007



Securities and Exchange Commission
Washington, D.C. 20549

     Re:  Southcoast Financial Corporation
          Form 8-K (Amendment No. 1) dated February 7, 2007
          Commission File No. 0-25933


Commissioners:

I have read Southcoast  Financial  Corporation's  statements included under Item
4.01 of its Form 8-K (Amendment No. 1) dated February 7, 2007, and I agree with such statements concerning our Firm.

 s/ Clifton D. Bodiford

Clifton D. Bodiford, C.P.A.